                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference (i) in Registration Statement No. 333-58062 of The Yankee Candle Company, Inc. on Form S-8 and (ii) in the Registration Statement of The Yankee Candle Company, Inc. on Form S-3 (dated February 25, 2002) of our report dated February 12, 2002, appearing in the Current Report on Form 8-K dated February 25, 2002.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 25, 2002